UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 9, 2002

CNET Networks, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

0-20939	13-3696170
(Commission File Number)	(IRS Employer Identification Number)

235 Second Street
San Francisco, CA    94105

(Address of principal executive offices including zip code)

(415) 344-2000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5. Other Items.

On August 30, 2002, CNET Networks, Inc., entered into an amendment to its office lease relating to the company's headquarters in San Francisco, which became effective on September 5, 2002. Pursuant to the amendment, the rent on the lease will be reduced by an aggregate amount of $45.8 million over the remaining term of the lease in exchange for the reimbursement by the company of $8.0 million of tenant improvements paid for by the landlord and the posting of a $2.0 million letter of credit for three years. The present value of the rent savings to the company using a 10.0% discount rate is $26.8 million.

A copy of the amendment is filed as Exhibit 10.1 to the Form 8-K.

Exhibit Number	Title
10.1	Third Amendment of Office Lease

EXHIBIT INDEX
Exhibit Number	Title
10.1	Third Amendment of Office Lease

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 9, 2002

CNET Networks, Inc.

By:	/s/ DOUGLAS WOODRUM

Name: Douglas Woodrum
Title: Chief Financial Officer